Exhibit 99.1

THE NASDAQ STOCK MARKET
LISTING QUALIFICATIONS DEPARTMENT
9600 BLACKWELL ROAD
ROCKVILLE, MD 20850

Douglas D. McKenney, CFA

Director

Listing Qualifications

The Nasdaq Stock Market, Inc.

(301) 978-8011

By Electronic and First Class Mail

February 17, 2006

Mr. Eric J. Kufel

Chief Executive Officer

Poore Brothers, Inc.

3500 S. La Cometa Dr.

Goodyear, AZ 85338

Re:          Poore Brothers, Inc. (the “Company”)

Dear Mr. Kufel:

In your letter dated February 16, 2006, you stated that effective February 15, 2006, Shannon Bard resigned from the Company’s Board of Directors. As such, the Company did not comply with Marketplace Rule 4350(d)(2)(A) (the “Rule”), which requires that a company have three independent directors on its audit committee. Subsequently, in a second letter dated February 16, 2006, you stated that the Company appointed Ashton Asensio, an independent director,(1) to the Company’s Board of Directors and audit committee. Accordingly, subject to the disclosure requirements discussed below, Staff has determined that the Company complies with the Rule and this matter is now closed.

Marketplace Rule 4803(a) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.(2) The Company must provide a copy of this announcement to Nasdaq’s MarketWatch Department, the Listing Qualifications Department, and the Listing Qualifications Hearings Department (the “Hearings Department”) at least

(1) According to your letter dated February 16, 2006, the Company’s Board of Directors has determined that Mr. Asensio is an “independent director” as defined in Marketplace Rule 4200(a)(15), meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, and meets the other requirements of Marketplace Rule 4350(d)(2)(A).

(2) Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s)                       .

10 minutes prior to its public dissemination.(3) For your convenience, we have enclosed a list of news services.(4)

Please be advised that Marketplace Rule 4803(a) does not relieve the Company of its disclosure obligation under the federal securities laws. In that regard, Item 3.01 of Form 8-K requires disclosure of the receipt of this notification within four business days.(5) Accordingly, the Company should consult with counsel regarding its disclosure and other obligations mandated by law.

In the event the Company does not make the required public announcement, Nasdaq will halt trading in its securities.

If you have any questions, please contact Randy Genau, Lead Analyst, at (301) 978-8049.

Sincerely,

(3) This notice should be provided to the attention of Nasdaq’s MarketWatch Department (telephone: 301/978-8500; facsimile: 301/978-8510), and to Nasdaq’s Listing Qualifications Department (facsimile: 301/978-4028) and the Hearings Department (telephone: 301/978-8071; facsimile: 301/978-8080), 9600 Blackwell Road, Rockville, Maryland 20850.

(4) The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

(5) See, SEC Release No. 34-49424.

News Services List

Dow Jones News Wire Spot	Bloomberg Business News	PR Newswire
News	Newsroom	810 7th Avenue, 35th Floor
Harborside Financial Center	P.O. Box 888	New York, NY 10019
600 Plaza Two	400 College Road East	(800) 832-5522
Jersey City, NJ 07311-3992	Princeton, NJ 08540-0888	(800) 793-9313 FAX
(201) 938-5400	(609) 750-4500
(201) 938-5600 FAX	(609) 897-8394 FAX
(800) 444-2090
Email: release@Bloomberg.net

Businesswire	Reuters	MarketWire
44 Montgomery Street	Corporate News Desk	5757 West Century Blvd.
39th Floor	3 Times Square	2nd Floor
San Francisco, CA 94104	New York, NY 10036	Los Angeles, CA 90045
(415) 986-4422	(646) 223-6000	(800) 774-9473
(415) 788-5335 FAX	(646) 223-6001 FAX	(310) 846-3701 FAX